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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K




[X] CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): April 18, 2001



                          Commission File no 000-03389


                       WEIGHT WATCHERS INTERNATIONAL, INC.
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             (Exact name of Registrant as specified in its charter)


           Virginia                                     11-6040273
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 (State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                      Identification No.)



             175 Crossways Park West, Woodbury, New York 11797-2055
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               (Address of principal executive offices) (Zip code)



Registrant's telephone number, including area code:           (516) 390-1400
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                                 Not Applicable
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          (Former name or former address, if changed since last report)



Item 5. Other Events.

On April 18, 2001, the Company entered into a Put/Call Agreement with H.J. Heinz Company ("Heinz"), pursuant to which Heinz acquired the right and option to sell, during the period ending on or before May 15, 2002, and the Company acquired the right and option to purchase after that date and on or before August 15, 2002, all of the common stock of the Company currently owned by Heinz.

In the event all of the put and call options are exercised, the value of the transaction will approximate $27.1 million, plus related costs. The Company will fund the transaction with cash from operations and, if needed, its existing credit facilities pursuant to the Amended and Restated Credit Agreement, dated as of January 16, 2001, as amended, among Weight Watchers International, Inc., WW Funding Corp., Various Financial Institutions, as the Lenders, Credit Suisse First Boston, BHF (USA) Capital Corporation, and The Bank of Nova Scotia.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


Date:  May 3, 2001
                                    By:  /s/ LINDA HUETT
                                    --------------------------------------------
                                    Linda Huett
                                    President and Director
                                    (Principal Executive Officer)

Date: May 3,  2001
                                    By:  /s/ THOMAS S. KIRITSIS
                                    --------------------------------------------
                                    Thomas S. Kiritsis
                                    Vice President and Chief Financial Officer
                                    (Principal Financial and Accounting Officer)